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                                                                    Exhibit 10.7



                              ELF Supply Agreement

                                     between

                           Spectra Science Corporation

                                       and

                           Albany International Corp.

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                                Supply Agreement

     This Agreement is made and entered into as of November __, 2000 between Spectra Science Corporation (hereinafter "SPECTRA"), a Delaware corporation having its principal place of business at 321 South Main Street, Suite 102, Providence, Rhode Island 02903, and Albany International Corp. (hereinafter "ALBANY"), a Delaware corporation having its principal address at Post Office Box 1907, Albany, New York 12201.

                                  INTRODUCTION

     WHEREAS, SPECTRA has designed and developed certain dispersed laser technology for use in garment and textile identification, on which technology the Licensed Product, as defined herein, is based;

     WHEREAS, ALBANY wishes to manufacture the Licensed Product on behalf of SPECTRA, pursuant to rights granted to ALBANY by SPECTRA under the License Agreement dated as of November __, 1997 between SPECTRA and ALBANY; and

     WHEREAS, SPECTRA wishes to purchase, and ALBANY is willing to supply, the Licensed Product to SPECTRA, in accordance with the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the foregoing premises, the parties agree as follows:

                                    ARTICLE I

                                   Definitions

     1.1 "Agreement" shall mean this Supply Agreement, as amended from time to time.

     1.2 "Annual Production Limit" shall mean [***] pounds of Licensed Product in any calendar year during the term of this Agreement.


[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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     1.3   [***]

     1.4   "Capital Contribution" shall have the meaning set forth in Section
3.4 hereof.

     1.5 "Effective Date" shall mean the effective date of this Agreement as set forth on the first page hereof.

     1.6 "License Agreement" shall mean that certain License Agreement dated as of November __, 1997 by and between SPECTRA and ALBANY.

     1.7 "Licensed Product" shall mean [***], as described in greater detail by the Product Specifications attached hereto as Exhibit A.

     1.8   "Licensed Product Purchase Price" shall have the meaning set forth in
Section 3.1 hereof.

     1.9 The following terms (and any other capitalized terms used but not defined herein) shall have the definitions as set forth in the License
Agreement:

           Affiliate
           ALBANY Technical Information
           Due Diligence
           SPECTRA Technical Information

                                   ARTICLE II

                      Sale and Purchase of Licensed Product

     2.1 Supply of SPECTRA Requirements. Subject to the Annual Production Limit, ALBANY shall use Due Diligence to supply to SPECTRA and its Affiliates and sublicensees such quantities of Licensed Product as SPECTRA may order in accordance herewith. SPECTRA


[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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shall purchase that portion of its requirements of Licensed Product from ALBANY that do not exceed the Annual Production Limit. To the extent that SPECTRA's requirements of Licensed Product exceed the Annual Production Limit, SPECTRA shall be free to seek a second source of supply of the Licensed Product.

           2.1.1 SPECTRA Option to Supply [***]. SPECTRA shall have the option to supply ALBANY with all of ALBANY's requirements for [***] (for example, [***]) for use in connection with ALBANY's manufacture and supply of Licensed Product to SPECTRA.

     2.2 [Supply of ALBANY Requirements. SPECTRA shall use Due Diligence to supply to ALBANY and its Affiliates and sublicensees such quantities of laser readers and reading devices for use with Licensed Product as ALBANY may order in accordance herewith. Purchase and delivery terms and conditions shall be as agreed to in good faith by the parties.]

     2.3   Quantity

           2.3.1 Subject to subsection 2.3.2, SPECTRA shall provide ALBANY with annual purchase orders for Licensed Product, specifying for each calendar year the quantities of Licensed Product to be manufactured and shipped by ALBANY within that year; provided, however, that the minimum quantity of Licensed Product ordered by SPECTRA for any given year shall not be less than the applicable quantity for that year set forth on Exhibit B to this Agreement, and the maximum quantity ordered by SPECTRA for any year shall not exceed the Annual Production Limit. SPECTRA shall provide each purchase order to ALBANY not less than [***] prior to the commencement of the timeframe required by ALBANY to produce the quantity of the Licensed Product specified by SPECTRA. For purposes of this section 2.3.1., the


[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

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     timeframe required by ALBANY to produce Licensed Product shall be equal to
     [***] of Licensed Product. By way of example only, if SPECTRA provides a purchase order for [***] pounds of Licensed Product, the purchase order must be provided not less than [***] plus [***] prior to the end of the year in which delivery is to be made. All orders for Licensed Product to be purchased hereunder shall be placed on purchase order form in a form to be agreed to by the parties. In the event of any inconsistency between this Agreement and the terms of any such purchase order, the terms of this Agreement shall prevail.

          2.3.2 Notwithstanding any other provision of this Section 2.3, the purchase order for Licensed Product for [***] shall be in the form attached to this Agreement as Exhibit C.

     2.4 Delivery. All Licensed Product delivered to SPECTRA shall be F.O.B. ALBANY's plant, Mansfield, Massachusetts. All Licensed Product shall be shipped by ALBANY for SPECTRA's receipt by the end of the calendar year specified in the purchase order received from SPECTRA pursuant to the terms of Section 2.3. ALBANY shall assist SPECTRA in arranging any desired insurance (in amounts that SPECTRA shall determine) and transportation to any destinations specified in writing by SPECTRA. All customs duties, costs, taxes, insurance premiums and other expenses relating to such transportation and delivery shall be at SPECTRA's expense. ALBANY shall provide customary shipping documentation in accordance with that requested in SPECTRA's purchase order, as well as such other usual and customary documentation relating to the material shipped as SPECTRA may reasonably request in writing for each shipment. ALBANY shall package Licensed Product for shipment hereunder


[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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in accordance with all applicable laws in the United States. ALBANY will use Due
Diligence to honor any purchase order for Licensed Product received from SPECTRA, in addition to those submitted in accordance with Section 2.4 above, which relates to additional supplies of Licensed Product being purchased by SPECTRA to replace supplies lost or damaged in shipment from ALBANY.

                                   ARTICLE III

                               Price and Payments

     3.1   Payments to ALBANY from SPECTRA.

          3.1.1 The Licensed Product Purchase Price during the term of this Agreement shall be [***] of Licensed Product produced and sold by ALBANY to SPECTRA, provided however, that in the event the quantity of Licensed Product ordered by SPECTRA, within the limitations of the Annual Production Limit, increases to such a point that ALBANY shall recognize an economy of scale in the production of the Licensed Product, the parties shall renegotiate the Licensed Product Purchase Price in good faith, based on a post-tax internal rate of return to ALBANY [***], taking into account any actual Capital Contributions made by ALBANY prior to such time.

           3.1.2 SPECTRA shall make monthly progress payments to ALBANY in an amount equal to the Licensed Product Purchase Price multiplied by the number of pounds of Licensed Product produced by ALBANY during the preceding month. The amount of Licensed Product produced by ALBANY during a given month shall be determined prior to the end of each calendar month pursuant to an inventory assessment to be conducted in good faith by ALBANY in a manner mutually agreeable to the parties, and payment shall


[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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     be due within thirty (30) days of receipt by SPECTRA from ALBANY of such determination.

     3.2 [Payments from ALBANY to SPECTRA. SPECTRA shall charge prices for laser readers and reading devices which are no greater than those it charges other customers for similar products with comparable wavelength, energy fluence, lifetime and speed. All SPECTRA readers will be comparable in price, features and quality to readers available from other suppliers. Payments terms and conditions shall be as agreed to in good faith by the parties.]

     3.3 Capital Contributions. In accordance with, and subject to the dollar limitations set forth in, Sections 3.3.1 and 3.3.2, SPECTRA and ALBANY shall each contribute the capital necessary to purchase the equipment and services required to fulfill the obligations of this Agreement which are listed on Exhibit D hereto (a "Capital Contribution"). Any Capital Contribution required to be made by SPECTRA pursuant to this Section 3.3 shall be paid to ALBANY no later than 30 days from the date of ALBANY's binding written commitment with a supplier of capital equipment or services with respect to the same. It is estimated by the parties that the total Capital Contribution necessary to fulfill the obligations of this Agreement is [***], however, neither party makes any representation that this estimate will not be exceeded.

           3.3.1 Capital Contribution of SPECTRA. SPECTRA shall contribute [***] of the capital required to fulfill the obligations of this Agreement, provided however, that in no event shall SPECTRA's obligations under this Section 3.3 exceed [***].


[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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               3.3.2 Capital Contribution of ALBANY. ALBANY shall contribute
          [***] of the capital required to fulfill the obligations of this Agreement, provided however, that in no event shall ALBANY's obligations under Section 3.3 exceed [***].

                                   ARTICLE IV

                         Quality Control; Nonconformity

     4.1 Quality Control. SPECTRA shall be responsible for quality testing, at its own expense, with respect to conformity of the Licensed Product with any Product Specifications set forth on Exhibit A that are not explicitly set out in the definition of "Licensed Product" in Section 1.7. Quality testing to ensure compliance with the explicit characteristics set forth in the definition of "Licensed Product" in Section 1.7 shall be ALBANY's responsibility, at ALBANY's expense.

     4.2 Nonconformity. SPECTRA shall be deemed to have accepted delivery of Licensed Product in good order and condition, unless SPECTRA has notified ALBANY in writing of any short delivery or nonconformity in respect of a shipment of Licensed Product within thirty (30) days following receipt of same by SPECTRA. Notwithstanding the foregoing, in the case of any nonconformity which is not readily apparent or discoverable upon reasonable inspection within such thirty-day period, any claim of nonconformity with respect thereto shall not be deemed waived and delivery of the Licensed Product shall not be deemed to have been accepted if SPECTRA notifies ALBANY within forty-eight (48) hours following the date on which SPECTRA learns of such nonconformity.

     4.3 Nonconformity Report. Any claim of nonconformity hereunder shall be accompanied by a report of analysis of the allegedly nonconforming Licensed Product prepared


[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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by or on behalf of SPECTRA. If, after analyzing a sample of such Licensed
Product, ALBANY confirms SPECTRA's claim of nonconformity, ALBANY shall, at SPECTRA's election, replace the nonconforming Licensed Product with conforming Licensed Product at ALBANY's expense or refund the entire Licensed Product Purchase Price paid therefore to SPECTRA. Pursuant to written directions from ALBANY, SPECTRA shall either return the nonconforming Licensed Product to ALBANY, or destroy the same, in each case, at ALBANY's expense. If ALBANY's analysis does not confirm SPECTRA's claim of nonconformity, the parties shall commence good faith discussions with a view to resolving the issue.

     4.4 Survival of Indemnification and Warranty. Notwithstanding anything to the contrary contained in this Article IV, ALBANY's warranties and indemnification obligations hereunder shall survive the failure by SPECTRA to reject any Licensed Product.

                                    ARTICLE V

                              Term and Termination

     5.1 Term. Unless earlier terminated pursuant to this Article V, this Agreement shall extend for the five (5) year period following the Effective Date of this Agreement.

     5.2   Termination.

           5.2.1 Termination by Default. If either party materially defaults in the performance of any material agreement, condition or covenant of this Agreement or the License Agreement, and such default or noncompliance shall not have been remedied, or steps initiated to remedy the same to the other party's reasonable satisfaction, within sixty (60) days (or 15 days in the case of non-payment) after receipt by the defaulting party of a notice thereof from the other party, the party not in default may terminate this Agreement.

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     Any right to terminate arising under this Section 5.2 shall be stayed if, during the relevant cure period, the party alleged to have been in default shall:

           (i) have initiated arbitration in accordance with Section 9.7 below, with respect to the alleged default; and

           (ii) be diligently and in good faith cooperating in the prompt resolution of such arbitration proceedings.

The right of either party to terminate this Agreement shall not be affected in any way by the failure of such party to take any action with respect to any prior circumstance or default which may have given rise to a right to terminate.

          5.2.2 Termination in the Absence of [***]. In the event that SPECTRA and [***] shall not have executed the [***] by [***], the parties may elect to terminate this Agreement, in which case Section 5.3.2 shall apply.

     5.3   Financial Obligations in the Event of a Termination by Default.

          5.3.1 In the event this Agreement is terminated by SPECTRA in accordance with Section 5.2, ALBANY shall pay to SPECTRA the residual value of any Capital Contribution actually paid by SPECTRA, amortized on a [***] basis from the date of payment of SPECTRA's Capital Contribution.

           5.3.2 In the event this Agreement is terminated by ALBANY in accordance with Section 5.2, SPECTRA shall pay to ALBANY the residual value of any Capital Contribution actually paid by ALBANY, amortized on a [***] basis from the date of ALBANY's Capital Contribution.

           5.3.3 Upon termination of this Agreement, ALBANY agrees to transfer any proprietary technology and know-how with respect to manufacture of the Licensed


[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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     Product, together with the equipment purchased with the parties' Capital
     Contributions, for a value to be determined in good faith by the parties, taking into account all Capital Contributions already made by each side.

     5.4   Termination.

     Termination of this Agreement for any reason, or expiration of this Agreement, will not affect (i) obligations which have accrued as of the effective date of termination or expiration, and (ii) rights and obligations which, from the context thereof, are intended to survive termination or expiration of this Agreement.

                                   ARTICLE VI

                                 Confidentiality

     6.1 Undertaking. During the term of this Agreement, each party shall keep confidential, and other than as provided herein shall not use or disclose, directly or indirectly, any trade secrets, confidential or proprietary information, or any other knowledge, information, documents or materials, owned, developed or possessed by the other party, whether in tangible or intangible form, the confidentiality of which such other party takes reasonable measures to protect, including but not limited to SPECTRA Technical Information and ALBANY Technical Information. Each party shall take any and all lawful measures to prevent the unauthorized use and disclosure of such information, and to prevent unauthorized persons or entities from obtaining or using such information. Each party further agrees to refrain from directly or indirectly taking any action that would constitute or facilitate the unauthorized use or disclosure of such information. Each party may disclose such information to its officers, employees and agents, to authorized licensees and sublicensees, and to subcontractors in connection with the development or manufacture of Licensed Products, to the extent necessary to enable such parties

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to perform their obligations hereunder or under the applicable license, sublicense or subcontract, as the case may be; provided that such officers, employees, agents, licensees, sublicensees and subcontractors have entered into appropriate confidentiality agreements for secrecy and non-use of such information which by their terms shall be enforceable by injunctive relief at the instance of the disclosing party. Each party shall be liable for any unauthorized use and disclosure of such information by its officers, employees and agents and any such sublicensees and subcontractors.

     6.2   Exceptions. Notwithstanding the foregoing, the provisions of Section
6.1 hereof shall not apply to knowledge, information, documents or materials which the receiving party can establish conclusively: (i) have entered the public domain without such party's breach of any obligation owed to the disclosing party; (ii) have become known to the receiving party prior to the disclosing party's disclosure of such information to such receiving party; (iii) are permitted to be disclosed by the prior written consent of the disclosing party; (iv) have become known to the receiving party from a source other than the disclosing party other than by breach of an obligation of confidentiality owed to the disclosing party; (v) are disclosed by the disclosing party to a third party without restrictions on its disclosure; (vi) are independently developed by the receiving party without breach of this Agreement; or (vii) are required to be disclosed by the receiving party to comply with applicable laws or regulations, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving party provides prior written notice of such disclosure to the disclosing party and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure.

     6.3 Publicity. The timing and content of any press releases or other public communications relating to this Agreement and the transactions contemplated herein will, except

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as otherwise required by law, be determined jointly by SPECTRA and ALBANY. No press release or other public communications or sales material shall refer to ALBANY without ALBANY's written consent. Neither party hereto nor its representatives or employees shall make any public disclosure, whether to the press, stockholders or otherwise, revealing the material non-public terms of this Agreement or of any amendment hereto without the prior written approval of the other, provided however, that nothing shall prevent either party hereto from making such disclosures or statements which in the opinion of counsel are legally required or may be required in the opinion of such party's certified public accountant to conform to generally accepted accounting principles. In the event any such disclosure or statement is required, the disclosing party will endeavor to give prior written notice to the other party, wherever practicable, of the proposed disclosure or statement and the reason therefor.

     6.4 Survival. The provisions of this Article VI shall survive the termination of this Agreement. The obligations of confidentiality, non-disclosure and non-use set forth in this Article VI shall survive the termination of this Agreement for any reason and shall continue in effect until the relevant information falls within any of the exceptions provided for in
Section 6.2 above.

                                   ARTICLE VII

                         Representations and Warranties

     7.1   SPECTRA's Representations.

     SPECTRA hereby represents and warrants to ALBANY the following:

     1. SPECTRA is a corporation organized, validly existing and in corporate good standing under the laws of Delaware, has all requisite corporate power and authority to own and

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operate its property and carry on its business and is not required to qualify to do business in any other jurisdiction.

       2. The execution and delivery of this Agreement have been duly and validly authorized by all necessary corporate action on the part of SPECTRA, and (assuming valid execution by ALBANY) this Agreement is a valid and binding obligation of SPECTRA enforceable against it.

       3. As of the date of this Agreement, SPECTRA is not a party to any agreement or understanding, oral or written, which would, in any manner, be inconsistent with the rights granted herein to ALBANY and shall not, during the term of this Agreement, enter into any agreement or understanding, oral or written, nor directly or indirectly engage in any activity which would, in any manner, be inconsistent with the rights herein granted to ALBANY.

       4. SPECTRA represents that any Product Specifications provided to ALBANY with respect to the Licensed Product shall comply with all applicable laws of each applicable jurisdiction into which SPECTRA intends to sell the Licensed Product.

       7.2    ALBANY's Representations.

       ALBANY hereby represents and warrants to SPECTRA as follows:

       1. ALBANY is a corporation organized, validly existing and in corporate good standing under the laws of Delaware, has all requisite corporate power and authority to own and operate its property and carry on its business and is not required to qualify to do business in any other jurisdiction.

       2. The execution and delivery of this Agreement has been duly and validly authorized by all necessary corporate action on the part of ALBANY, and (assuming valid execution by SPECTRA) this Agreement is a valid and binding obligation of ALBANY enforceable against it.

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       3.     As of the date of this Agreement, ALBANY is not a party to any agreement or understanding, oral or written, which would, in any manner, be inconsistent with the rights granted herein to SPECTRA and shall not, during the term of this Agreement, enter into any agreement or understanding, oral or written, nor directly or indirectly engage in any activity which would, in any manner, be inconsistent with the rights herein granted to SPECTRA.

       4. ALBANY represents and warrants that all Licensed Product manufactured hereunder shall be free from defects in materials and workmanship under normal use and service.

       5. ALBANY represents and warrants that all Licensed Product delivered hereunder shall comply in all material respects with, and shall be labeled in conformity with, the Product Specifications provided by SPECTRA in Exhibit A hereto.

       7.3 Limitations on Liability. THE EXPRESS WARRANTIES STATED ABOVE ARE THE ONLY WARRANTIES MADE, AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, (1) ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR (2) ANY WARRANTY INCLUDED IN ANY PURCHASE ORDER, INVOICE, ACKNOWLEDGMENT OR OTHER DOCUMENT RECEIVED BY ONE PARTY FROM THE OTHER.

                                  ARTICLE VIII
                                 Indemnification

       8.1 Indemnification by SPECTRA. Subject to ALBANY's compliance with its obligations set forth in this Agreement, SPECTRA shall indemnify and hold ALBANY, its Affiliates and sublicensees and its and their directors, officers, employees and agents harmless from and against any liability, damage or expense (including reasonable attorneys' fees and costs

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and other expenses of litigation), resulting from (i) the material breach by
SPECTRA of any of its representations, warranties or covenants contained in this Agreement, or (ii) the successful enforcement (i.e., a judgment issued by a court of competent jurisdiction against SPECTRA unappealable or unappealed by SPECTRA within the time allowed therefor) by ALBANY of its indemnification rights set forth in clause (i) of this Section 8.1.

       8.2 Indemnification by ALBANY. Subject to SPECTRA's compliance with its obligations set forth in this Agreement, ALBANY shall indemnify and hold SPECTRA, its Affiliates and its and their directors, trustees, officers, employees and agents harmless from and against any liability, damage or expense (including reasonable attorneys' fees and costs and other expenses of litigation), resulting from (i) the material breach by ALBANY of any of its representations, warranties or covenants contained in this Agreement; or (ii) the successful enforcement (i.e., a judgment issued by a court of competent jurisdiction against ALBANY, unappealable or unappealed by ALBANY within the time allowed therefor) by SPECTRA of its indemnification rights set forth in clauses (i) of this Section 8.2.

       8.3 Indemnification Procedures. A party (the "indemnitee") which intends to claim indemnification under this Article VIII shall promptly notify the other party (the "indemnitor") in writing of the action, claim or liability with respect to which the claim of indemnification relates. The indemnitee shall permit, and shall cause its employees and agents to permit, the indemnitor, at its discretion, to settle any such action, claim or liability, the defense and settlement of which shall be under the complete control of the indemnitor; provided, however, that such settlement shall not adversely affect the indemnitee's rights hereunder or impose any obligations on the indemnitee in addition to those set forth herein in order for it to exercise those rights. No such action, claim or liability shall be settled without the prior written consent of the indemnitor, and

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the indemnitor shall not be responsible for any legal fees or other costs incurred other than as provided herein. The indemnitee, its employees and agents shall cooperate fully with the indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification. The indemnitee shall have the right, but not the obligation, to be represented by counsel of its own selection and expense.

                                   ARTICLE IX
                            Miscellaneous Provisions

       9.1 Waiver. No provision of the Agreement may be waived except in writing by both parties hereto. No failure or delay by either party hereto in exercising any right or remedy hereunder or under applicable law will operate as a waiver thereof, or a waiver of a particular right or waiver of any right or remedy on any subsequent occasion.

       9.2 Force Majeure. Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement, other than an obligation to make a payment, when such failure or delay is caused by or results from fire, floods, embargoes, government regulations, prohibitions or interventions, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion's, strikes, lockouts, acts of God, or any other cause beyond the reasonable control of the affected party.

       9.3 Relationships of the Parties. Both parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute SPECTRA and ALBANY as partners, agents or joint venturers with respect to this Agreement. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party

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to any contract, agreement or undertaking with any third party. All contracts, expenses and liabilities undertaken or incurred by one party in connection with or relating to the use, development, manufacture, marketing or sale of Licensed Product shall be undertaken, incurred or paid exclusively by that party, and not as an agent or representative of the other party.

       9.4 Severability. It is the intention of the parties to comply with all applicable laws domestic or foreign in connection with the performance of its obligations hereunder. In the event that any provision of this Agreement, or any part hereof, is found invalid or unenforceable, the remainder of this Agreement will be binding on the parties hereto, and will be construed as if the invalid or unenforceable provision or part thereof had been deleted, and the Agreement shall be deemed modified to the extent necessary to render the surviving provisions enforceable to the fullest extent permitted by law.

       9.5 Government Acts. In the event that any act, regulation, directive, or law of a government within the Territory, including its departments, agencies or courts, should make impossible or prohibit, restrain, modify or limit any material act or obligation of SPECTRA or ALBANY under this Agreement and if any party to this Agreement is adversely affected thereby, the parties shall attempt in good faith to negotiate a lawful and enforceable modification to this Agreement which substantially eliminates the adverse effect; provided that failing any agreement, in that regard, the party, if any, who is adversely affected, shall have the right, at its option, to suspend or terminate this Agreement.

       9.6 Assignment. This Agreement may not be assigned or otherwise transferred by either party without the written consent of the other party which, in the case of assignment to an Affiliate, shall not be unreasonably withheld or delayed; provided, however, that either party may, without such consent, assign this Agreement in connection with the transfer or sale of all or

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substantially all of its business or in the event of its merger or consolidation with another company. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve either party of responsibility for the performance of any accrued obligation which such party then has hereunder.

       9.7 Dispute Resolution. Disputes arising out of or relating to any provision of this Agreement or the breach thereof, which the parties hereto are unable to resolve, shall be submitted to and be settled in accordance with the provisions of Article IX of the License Agreement.

       9.8 Counterparts. This Agreement may be executed in duplicate both of which shall be deemed to be originals, and both of which shall constitute one and the same Agreement.

       9.9 Notice. All communications between the parties with respect to any of the provisions of this Agreement will be sent to the addresses set out below, or to other addresses as notified by the parties for the purpose of this clause, by prepaid certified air mail which shall be deemed received by the other party on the fifth business day following deposit in the mails, or by fax or other electronic means of communication (which shall be deemed received when transmitted), with confirmation by letter given by the close of business on the next following business day:

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       if to SPECTRA, at:

              Spectra Science Corporation
              321 South Main Street
              Suite 102
              Providence, RI  02903
              Attn: Nabil Lawandy

       with a copy to:

              Kenneth S. Boger, Esq.

       if to ALBANY, at:

              Albany International Corp.
              PO Box 1907
              Albany, New York 12201
              Attn: Ed Hahn

       with a copy to:

              Charles J. Silva, Jr.

       9.10 Headings. The paragraph headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.

       9.11 Authority. The undersigned represent that they are authorized to sign this Agreement on behalf of the parties hereto. The parties each represent that no provision of this Agreement will violate any other agreement that a party may have with any other person or company. Each party has relied on that representation in entering into this Agreement.

       9.12 Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to the doctrine of conflicts of laws.

       9.13 Entire Agreement. This Agreement, including the Schedules appended hereto, contains the entire understanding of the parties relating to the matters referred to herein, and may only be amended by a written document, duly executed on behalf of the respective parties.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Date of signature:____________________   Date of signature:____________________

SPECTRA SCIENCE CORPORATION              ALBANY INTERNATIONAL CORP.

By: /s/ Nabil Lawandy                    By: /s/ Edward Holm
   ---------------------------           -----------------------------
Name:                                    Name:
Title:                                   Title:

                                                                       EXHIBIT A


                             Product Specifications

                                                                       EXHIBIT B


               Minimum Orders of Licensed Product by Calendar Year

2001                   [***] pounds


2002                   [***] pounds


2003                   [***] pounds


2004                   [***] pounds


2005                   [***] pounds


[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.


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